Exhibit 99.1

Roadzen Reports Best Fiscal Q1 in Company History with 22% Revenue Growth, 92% Lower Net Loss, and 50% Adjusted EBITDA Improvement Over the Same Quarter Last Year

1. Record Fiscal Q1 Revenue Sets Stage for the Year Ahead

First quarter fiscal 2026 revenue increased 22% to $10.9 million from $8.9 million last year – the strongest first quarter revenue on record for Roadzen, driven by growth in India and the U.S., along with the resumption of U.K. business opportunities.

2. Significantly Narrowed Net Loss and Fourth Straight Quarter of Adjusted EBITDA1 Improvement

Net loss narrowed to $(4.0) million from $(48.4) million in the first quarter last fiscal year, a 92% year-over-year improvement. Adjusted EBITDA loss improved to $(1.4) million from $(2.8) million the prior year — a 50% year-over-year improvement — marking the fourth consecutive quarter of sequential gains as the Company moves toward Adjusted EBITDA breakeven within this fiscal year.

3. Balance Sheet Strengthened Through Capital Raised at a Premium, Anchored by Roadzen’s Major Shareholders in July

Subsequent to the fiscal Q1 end, in the last week of July 2025, Roadzen closed two securities purchase transactions totaling approximately $4.5 million. The first transaction was priced at $1.25 per share, a 20% premium to market and led by Roadzen’s major shareholders; the second transaction was priced at $1.30 per share, both indicating strong investor confidence in the Company’s trajectory.

NEW YORK, August 13, 2025 (GLOBE NEWSWIRE) – Roadzen Inc. (Nasdaq: RDZN) (“Roadzen” or the “Company”), a global leader in AI at the convergence of insurance and mobility, today announced its financial results for the three-months ended June 30, 2025, its first quarter of fiscal year 2026.

“Roadzen delivered a record first quarter, with revenue up more than 22% year-over-year and our fourth consecutive quarter of improving Adjusted EBITDA, moving us significantly further along our path to breakeven,” said Rohan Malhotra, CEO and founder of Roadzen. “Q1 is typically our slowest quarter of the year due to seasonality, so this level of growth marks an important inflection point for us. The foundation we’ve built — stronger operations, a cleaner balance sheet, and a robust global client base — positions us to deliver the best year in our history.”

Malhotra continued, “We have multiple catalysts ahead, from the greenshoots in our U.K. business to regulatory tailwinds driving adoption of DrivebuddyAI in India, and expanding partnerships with some of the world’s largest insurers, automakers, and fleets as they choose Roadzen to bring AI to their operations. We believe the value we’re creating — through innovation, disciplined execution, and strategic growth — will be reflected in both our results and our market valuation. We ask investors to track three things this year: our growth on the path to breakeven, the continued strengthening of our balance sheet, and the innovations that reinforce our leadership as the leading AI company in insurance. This is a golden age of AI, and our mission is to power it — building solutions that transform the way mobility is insured worldwide.”

1 Adjusted EBITDA is a non-GAAP financial metric. See “Non-GAAP Financial Measures” at the end of this press release for more information, including a reconciliation to the nearest GAAP financial measure.

“This quarter’s results reflect the financial rigor and structural improvements we’ve worked hard to implement over the past year,” said Jean-Noël Gallardo, Chief Financial Officer of Roadzen. “We’ve significantly reduced operating expenses and brought more predictability to our financial model—all while supporting growth in strategic areas. Through a combination of disciplined cost management and targeted capital raises, we now have a clear path to reach Adjusted EBITDA breakeven.”

Mr. Gallardo added, “As our revenue base expands and costs remain controlled, we expect continued margin expansion and improved cash flow dynamics. We’re focused on maintaining this momentum and delivering sustainable, long-term value for our shareholders.”

First Fiscal Quarter 2026 Financial Highlights:

Revenue and Key Performance Indicators:

●	Record first quarter revenue totaling $10.9 million from $8.9 million, an increase of 22% over the prior year period, reflecting incremental revenue from the U.S. market and continuing growth in India. Brokerage solutions accounted for 53% of total revenue, increasing $2.6 million, or 86% over the prior year, while IaaS revenue accounted for the remaining 47% of revenue, decreasing $0.7 million, or 12% over the prior year.
●	As of June 30, 2025, Roadzen had 34 insurance customer agreements (including carriers, self-insureds and other entities processing insurance claims), compared to 34 as of June 30, 2024. There were 78 automotive customer agreements at the end of the quarter, compared to 71 last June. We had approximately 3,800 agents and fleet customer agreements compared to 3,400 as of June 30, 2024.
●	In the brokerage business, 104,675 policies were sold during the first quarter, generating $13.9 million in Gross Written Premium (“GWP”), compared to 99,695 policies sold in the same quarter last year, and $11.5 million of GWP.
●	In our IaaS business, 462,277 claims and vehicle inspections were processed using our AI solutions during the first quarter compared to 547,233 the prior year first quarter.
●	Gross margin for the quarter ended June 30, 2025 was 58.9%, up significantly from 39.2% reported in the prior fiscal year first quarter.

Operating Expenses:

●	Operating expenses for the three months ended June 30, 2025, excluding Cost of Service and Depreciation and Amortization, totaled $8.8 million, a decrease of approximately $25.0 million or 74% from the prior fiscal first quarter. Included in last year’s operating expenses was $26.2 million of non-cash equity compensation expense related to RSUs granted to employees on September 18, 2023. These RSUs were fully recognized in the Company’s last fiscal year.
●	Loss from operations totaled $2.5 million, a 92% improvement from the prior year period of $30.4 million.

Other expenses totaled approximately $1.5 million in the first quarter, compared to $18.0 million in the prior first quarter which included $17.2 million of non-cash expense related to fair market valuation adjustments of financial instruments.

Net Results:

●	Net loss for the first fiscal quarter ended June 30, 2025 totaled $(4.0) million or $(0.05) per share compares to a net loss of $(48.4) million or $(0.71) per share in the prior first quarter, which included approximately $17.2 million of fair value loss calculation on financial instruments.
●	Adjusted EBITDA loss for the first quarter totaled $1.4 million compared to a loss of $2.8 million in the prior fiscal year period. This first quarter marks Roadzen’s fourth sequential improvement in quarterly Adjusted EBITDA.

Subsequent Financial Events:

●	On July 24, 2025, the Company announced it raised $2.25 million through a private placement of its ordinary shares to four of Roadzen’s largest shareholders. A total of 1.8 million shares were issued at $1.25 per share, which was priced at approximately 20% premium to the market at the time of the close. The shares are subject to a six-month holding period under Rule 144 of the Securities Act.
●	Simultaneously, as a show of alignment with shareholders, Roadzen’s CEO and entire leadership team deferred the vesting of their RSUs until September 2026.
●	On July 29, 2025, Roadzen raised an additional $2.25 million through a registered direct offering with an institutional investor for 1.7 million ordinary shares priced at $1.30 per share.

First Quarter 2026 Operational Highlights

Product Advances and Patent Awards:

●	DrivebuddyAI, Roadzen’s ADAMATICS platform announced in April that it was positioned to benefit from India’s new road safety regulations issued by India’s Ministry of Road Transport and Highways (MoRTH). The regulations, expected to be adopted imminently, mandate the installation of Driver Drowsiness and Attention Warning Systems (DDAWS) under AIS 184, along with other critical road safety features beginning April 2026. Roadzen’s DrivebuddyAI is the first and continues to be the only system validated by the Automotive Research Association of India (“ARAI”) testing authority to meet the new standard.

June 3, 2025, DrivebuddyAI was awarded patent in India for its real-time driver drowsiness detection algorithm. Leveraging AI and computer vision to monitor over 92 real-time eye and facial cues, enables early detection of driver fatigue and triggers instant alerts – preventing accidents before they occur.

June 3, 2025, DrivebuddyAI surpassed 1.8 billion kilometers of real-world driving data—an 80% increase in just six months—while helping commercial fleets reduce on-road accidents by over 72%.

Contract Announcement:

●	June 17, 2025, Roadzen announced that SHV Energy Pvt Ltd (“SUPERGAS”), a leading LPG company in India wholly owned by global energy giant SHV Energy, will equip its truck fleet with DrivebuddyAI. Installation is on track for completion by September 30, 2025.

●	May 6, 2025, Roadzen’s U.K. subsidiary, Global Insurance Management Limited (“GIM”) partnered with Vodafone Automotive, one of the world’s largest telematics providers to deliver an integrated, technology-led vehicle protection solution that combines real-time telematics-enabled asset tracking with Guaranteed Asset Protection (“GAP”) insurance. This launch is expected to resume GIM’s business growth in the U.K.

Subsequent Fiscal 2026 Operational Developments

Contract and Partnership Announcements:

●	August 7, 2025, Roadzen onboards U.K.’s leading automotive finance broker, Motion Finance, to deliver Return to Invoice (RTI) GAP Insurance to customers financing vehicles through Motion Finance. Leveraging Roadzen’s Global Distribution Network (GDN) platform, the solution embeds GAP Insurance seamlessly into the vehicle financing journey for Motion — enabling real-time policy pricing, issuance, payments, and claims through integrated APIs within Motion’s digital finance tools and point-of-sale systems. This announcement marks the third high-profile partnership in three months within the UK which is poised to deliver accelerated growth and capture new market opportunities.

●	July 17, 2025, Roadzen announced its partnership with a top global two-wheeler (motorcycles and scooter) OEM to launch real-time connected roadside assistance for a new line of electric and connected vehicles across India. The OEM partner serves over 100 million vehicles globally, including more than 60 million two-wheelers in India and over 5 million new vehicles sold annually in the country where two-wheelers dominate the mobility landscape.

●	July 15, 2025, Roadzen’s U.K. subsidiary, Global Insurance Management Limited (“GIM”) partnered with one of the U.K.’s largest independent retailers of nearly new cars and vans to offer GAP Insurance to its 60,000+ annual vehicle buyers. Roadzen is responsible for customer engagement, activation, and policy servicing powered by Roadzen’s Global Distribution Network (GDN) platform that enables real-time pricing, policy issuance, payment collection, and claims processing — all through a single seamless digital interface that embeds insurance directly into point-of-sale systems across independent dealer networks globally.

General Interest:

●	July 16, 2025, Roadzen was named as a leading company in the Insurtech category of CNBC and Statista’s 2025 list of the World’s Top Fintech Companies — a recognition that underscores Roadzen’s pioneering role in transforming insurance through artificial intelligence and advanced data science.

For more information about Roadzen Inc., please visit https://roadzen.ai/

About Roadzen Inc.

Roadzen Inc. (Nasdaq: RDZN) is a global technology company transforming auto insurance using advanced artificial intelligence (AI). Thousands of clients, from the world’s leading insurers, carmakers, and fleets to dealerships and auto insurance agents, use Roadzen’s technology to build new products, sell insurance, process claims, and improve road safety. Roadzen’s pioneering work in telematics, generative AI, and computer vision has earned recognition as a top AI innovator by publications such as Forbes, Fortune, and Financial Express. Roadzen’s mission is to continue advancing AI research at the intersection of mobility and insurance, ushering in a world where accidents are prevented, premiums are fair, and claims are processed within minutes, not weeks. Headquartered in Burlingame, California, the Company has 323 employees across its global offices in the U.S., U.K. and India. To learn more, please visit www.roadzen.ai.

Cautionary Statement Regarding Forward Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” and “continue,” or the negative of such terms or other similar expressions. Such statements include, but are not limited to, statements regarding the anticipated benefits of our products and solutions, anticipated benefits and revenues from the partnership described in this press release, business growth in the U.S., U.K. and India, anticipated Adjusted EBITDA breakeven timing, strategy, demand for our products, expansion plans, future operations, future operating results, estimated revenues, losses, projected costs, prospects, plans and objectives of management, as well as all other statements other than statements of historical fact included in this press release. Factors that might cause or contribute to such a discrepancy include, but are not limited to, those described in “Risk Factors” in our Securities and Exchange Commission (“SEC”) filings, including the annual report on Form 10-K we filed with the SEC on June 26, 2025. We urge you to consider these factors, risks and uncertainties carefully in evaluating the forward-looking statements contained in this press release. All subsequent written or oral forward-looking statements attributable to our company or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. The forward-looking statements included in this press release are made only as of the date of this release. Except as expressly required by applicable securities law, we disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For more information, please contact:

Investor Contacts: IR@roadzen.ai

Media Contacts: Sanya Soni sanya@roadzen.ai or media@roadzen.ai

Roadzen Inc.

Unaudited Condensed Consolidated Balance Sheets

(in US $, except share count)

	As of June 30,	As of March 31,
Particulars	2025	2025
Assets
Current assets:
Cash and cash equivalents	3,124,856	4,836,576
Accounts receivable, net	2,574,592	2,625,385
Inventories	99,187	202,535
Prepayments and other current assets	21,167,240	19,092,595
Investments	124,689	197,805
Total current assets	27,090,564	26,954,896
Non current assets
Restricted cash	218,714	217,064
Non marketable securities	269,470	269,470
Property and equipment, net	633,015	602,923
Goodwill	2,061,553	2,061,553
Operating lease right-of-use assets	1,048,594	1,109,219
Intangible assets, net	1,504,567	1,243,253
Other long-term assets	130,822	120,972
Total Non current assets	5,866,735	5,624,454
Total assets	32,957,299	32,579,350

Liabilities and shareholders’ Equity/(Deficit)
Current liabilities
Current portion of long-term borrowings	2,912,746	2,904,444
Short-term borrowings	20,591,106	19,865,645
Accounts payable and accrued expenses	32,822,637	30,254,010
Derivative warrant liabilities	1,535,869	1,489,818
Short-term operating lease liabilities	442,914	318,921
Other current liabilities	2,304,421	2,102,466
Total current liabilities	60,609,693	56,935,304
Non current liabilities
Long-term borrowings	150,334	139,775
Long-term operating lease liabilities	443,500	628,400
Other long-term liabilities	547,523	566,651
Total Non current liabilities	1,141,357	1,334,826
Total liabilities	61,751,050	58,270,130

Commitments and contingencies (refer note 21)

Shareholders’ Equity/(Deficit)
Ordinary Shares and additional paid in capital, $0.0001 par value per share, 220,000,000 shares authorized as of June 30, 2025 and March 31, 2025; 74,290,986 shares outstanding as of June 30, 2025 and March 31, 2025	96,888,250	95,501,291
Accumulated deficit	(227,832,212)	(223,826,442)
Accumulated other comprehensive income/(loss)	(929,924)	(468,859)
Other components of equity	103,791,466	103,720,113
Total shareholders’ deficit	(28,082,420)	(25,073,897)
Non-controlling interest	(711,331)	(616,883)
Total deficit	(28,793,751)	(25,690,780)
Total liabilities and Total Deficit	32,957,299	32,579,350

Roadzen Inc.

Unaudited Condensed Consolidated Statements of Operations

(in US $, except share count)

	For the three months ended June 30,
Particulars	2025	2024
Revenue	10,865,545	8,931,517
Costs and expenses:
Cost of services	4,469,453	5,427,440
Research and development	81,534	1,789,542
Sales and marketing	6,132,010	5,802,298
General and administrative	2,577,897	25,826,188
Depreciation and amortization	125,000	480,349
Total costs and expenses	13,385,894	39,325,817
Loss from operations	(2,520,349)	(30,394,300)
Interest expense (net)	(941,319)	(821,686)
Fair value gains/(losses) in financial instruments carried at fair value	(511,538)	(17,152,060)
Other income (net)	(47,922)	22,352
Total other income/(expense)	(1,500,779)	(17,951,394)
(Loss)/Income before income tax expense	(4,021,128)	(48,345,694)
Less: income tax (benefit)/expense	79,979	106,650
Net (loss)/income before non-controlling interest	(4,101,107)	(48,452,344)
Net loss attributable to non-controlling interest, net of tax	(95,337)	(45,319)
Net Loss attributable to Ordinary shareholders	(4,005,770)	(48,407,025)
Net loss per share attributable to Ordinary shareholders
Basic and Diluted	(0.05)	(0.71)
Weighted-average number of shares used in computing net loss per share (Basic and Diluted)	74,290,986	68,440,829

Roadzen Inc.

Unaudited Condensed Consolidated Statements of Cash Flow

(in US $, except share count)

	For the Period ended June 30,
Particulars	2025	2024

Cash flows from operating activities
Net loss per share attributable to Ordinary shareholders	(4,005,770)	(48,407,025)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	125,000	480,349
Stock based compensation	71,358	26,230,989
Deferred income taxes	(1,289)	(37,185)
Unrealized foreign exchange loss/(profit)	(9,456)	(3,398)
Fair value losses in financial instruments carried at fair value	511,538	17,152,060
Expected credit loss (net of reversal)	198,749	(50,682)
Net loss attributable to non-controlling interest, net of tax	(95,337)	(45,319)
Changes in assets and liabilities, net of assets acquired and liabilities assumed from acquisitions:
Inventories	103,415	(6,803)
Accounts receivables, net	(147,930)	1,037,883
Prepayments and other assets	(2,071,468)	1,046,454
Accounts payable and accrued expenses	2,323,205	(2,767,021)
Other liabilities	76,478	(296,982)
Net cash used in operating activities	(2,921,507)	(5,666,680)

Cash flows from investing activities
Purchase of property and equipment, intangible assets and goodwill	(274,056)	32,745
Proceeds from sale of mutual fund	73,116	193,606
Proceeds from forward purchase agreement	-	1,000,000
Net cash used in investing activities	(200,940)	1,226,351

Cash flows from financing activities
Proceeds from issue of ordinary shares	1,386,959	-
Net proceeds/(payments) from borrowings	49,990	-
Repayments of long-term borrowings	-	(121,365)
Net proceeds/(payments) from short-term borrowings	-	1,154,519
Net cash generated from financing activities	1,436,949	1,033,154
Effect of exchange rate changes on cash and cash equivalents	(24,586)	(3,519)
Net (decrease)/increase in cash and cash equivalents (including restricted cash)	(1,710,084)	(3,410,694)
Cash and cash equivalents at the beginning of the period (including restricted cash)	5,053,654	11,565,088
Cash and cash equivalents at the end of the period (including restricted cash)	3,343,570	8,154,394
Reconciliation of cash and cash equivalents
Cash and cash equivalents	3,124,856	7,777,413
Restricted cash	218,714	376,981
Total cash and cash equivalents	3,343,570	8,154,394

Supplemental disclosure of cash flow information
Cash paid for interest, net of amounts capitalized	1,001,397	391,829
Non-cash investing and financing activities
Consideration payable in connection with acquisitions	8,376,253	488,000
Interest accrued on borrowings	2,089,465	790,395

Non-GAAP Financial Measures

This press release includes Adjusted Earnings Before Interest, Tax, Depreciation and Amortization (“Adjusted EBITDA”), a non-GAAP financial measure which excludes the impact of finance costs, taxes, depreciation and amortization and certain other items from reported net profit or loss. We believe that Adjusted EBITDA aids investors by providing an operating profit/loss without the impact of non-cash depreciation and amortization and certain non-recurring and other items to help clarify sustainability and trends affecting the business. For comparability of reporting, management considers non-GAAP measures in conjunction with U.S. GAAP financial results in evaluating business performance. Adjusted EBITDA should not be considered a substitute for, or superior to, the measures of financial performance prepared in accordance with U.S. GAAP. In addition, Adjusted EBITDA does not purport to represent cash flows provided by, or used for, operating activities in accordance with GAAP and should not be used as a measure of liquidity.

Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as substitutes for financial information presented under GAAP. There are a number of limitations related to the use of non-GAAP financial measures versus comparable financial measures determined under GAAP. For example, other companies in our industry may calculate these non-GAAP financial measures differently or may use other measures to evaluate their performance. These limitations could reduce the usefulness of these non-GAAP financial measures as analytical tools. Investors are encouraged to review the related GAAP financial measures and the reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures and to not rely on any single financial measure to evaluate our business.

The following table reconciles our net loss reported in accordance with U.S. GAAP to Adjusted EBITDA:

	For the three months ended June 30,
Particulars	2025	2024
Net loss (Including Non Controlling Interest)	(4,005,770)	(48,407,025)
Adjusted for:
Other (income)/expense net	47,922	(22,352)
Interest (income)/expense	941,319	821,686
Fair value changes in financial instruments carried at fair value	511,538	17,152,060
Tax (benefit)/expense	79,979	106,650
Depreciation and amortization	125,000	480,349
Stock based compensation expense	71,358	26,230,989
Non-cash expenses	306,714	285,060
Non-recurring expenses	516,102	524,758
Adjusted EBITDA	(1,405,838)	(2,827,825)